                                                                   Exhibit 10.14

                               November 22, 1996



Mr. Mark Cordover
c/o Lawrence Katz, Esq.
Tucker, Flyer & Lewis
1615 L Street, N.W.
Suite 400
Washington, D.C.  20036

       Re:  Yurie Systems, Inc.
            Lease at 10000 Derekwood Lane, Lanham, Maryland


Dear Mr. Cordover:

     This letter will confirm the following agreement reached between you, 300 Fourth Street L.P., and Yurie Systems, Inc. regarding the above-referenced property:

     1. Yurie Systems, Inc. is a tenant at 10000 Derekwood Lane, Lanham, Maryland 20706, pursuant to an amended lease made on or about May 15, 1996 between Jon Glanz, as a debtor-in-possession, and Yurie Systems, Inc. (the "Lease"). The Lease has been approved by the Bankruptcy Court and is effective and binding between landlord and tenant.

     2. In the event that you or 300 Fourth Street L.P. or any entity controlled by you or 300 Fourth Street L.P., acquires title to 10000 Derekwood Land, Lanham, Maryland (the "Property"), either by direct purchase at a foreclosure sale, or in any other manner, it is hereby agreed that the Lease as presently in effect between Jon Glanz and Yurie Systems, Inc. will remain in full force and effect, subject only to the following modifications:

          (a) If the Property is acquired by direct purchase, Yurie Systems, Inc. will begin paying rent on May 1, 1997 as follows: (i) on May 1, 1997, Yurie Systems, Inc. will pay rent of $5,250.00;
               (ii) on June 1, 1997 Yurie Systems will pay rent of $22,500.00. If the Property is acquired by foreclosure or in any manner other than by direct purchase, Yurie Systems, Inc. will begin paying rent on March 1, 1997 in the amount of $22,500 and thereafter on the first day of each month in the same amount.

Mr. Mark Cordover
November 22, 1996
Page 2


          (b) On either March 1, 1997 or April 1, 1997, you may give Yurie Systems, Inc. a 60-day written notice to vacate and the building. The Lease will terminate at the end of said 60-day notice.

          (c) On April 1, 1997 or May 1, 1997, Yurie Systems, Inc. may give a 30-day written notice of intention to vacate and the Lease will terminate 30 days after such notice.

          (d) Except as set forth above, the Lease shall terminate on June 30, 1997, and upon termination, pursuant to this agreement, neither party shall have any continuing liability or obligations for rent under the Lease.

     3. In the event you or any entity controlled by you acquires in any manner or fashion an interest in the building occupied by Yurie Systems, Inc., Yurie Systems, Inc. will not seek from you or such entity a return of the security deposit in the amount of $22,500 paid to its landlord at the inception of this Lease.

     4. It is recognized by the parties that real estate taxes, for which Yurie Systems, Inc. is responsible as part of its operating expenses, have been prepaid through June 30, 1997. Yurie Systems, Inc. will not, therefore, be responsible for payment of any taxes as part of its operating expenses under the Lease.

     5. In consideration of the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Yurie Systems, Inc. hereby absolutely, unconditionally and forever releases and discharges Mark Cordover, 300 Fourth Street L.P., and its successors, predecessors, assigns and past, present and future partners from and against any and all rights, actions, causes of action (in law or in equity), claims, suits, amounts owed or alleged to be owed, demands or other obligations or liabilities of any nature whatsoever, whether known or unknown, which Yurie Systems, Inc. and its stockholders, officers, successors and assigns ever had or now have or may in the future have by reason of any matter, cause or thing whatsoever, existing prior to or as of the date hereof by reason of, pursuant to or otherwise with respect to the Lease.

     6. Any notices required or permissible under this agreement shall be sent by certified mail to:

Mr. Mark Cordover
November 22, 1996
Page 3


               Yurie Systems, Inc.
               c/o C. Graham
               10000 Derekwood Lane
               Lanham, Maryland  20706

                    and

               John J. McDonnell, Esq.
               1400 16th Street, N.W.
               Suite 400
               Washington, D.C.  20036

                    and

               Mr. Mark Cordover
               c/o Lawrence Katz, Esq.
               Tucker, Flyer & Lewis
               1615 L Street, N.W.
               Suite 400
               Washington, D.C.  20036

                    and

               300 Fourth Street Limited Partnership
               c/o Lawrence Katz, Esq.
               Tucker, Flyer & Lewis
               1615 L Street, N.W.
               Suite 400
               Washington, D.C.  20036

     7. In all other respects, the parties affirm the respective rights, obligations, and terms of the Lease executed on May 15, 1996 by and between Jon Glanz and Yurie Systems, Inc., a copy of which is attached hereto. The signatories hereto further agree to execute such additional documents as may be reasonably requested to give effect to this agreement.

Mr. Mark Cordover
November 22, 1996
Page 4


     8. In the event that Mark Cordover or any entity controlled by him acquires the property which is the subject of this contract by December 20, 1996, and simultaneously pays off the NationsBank Note, Yurie Systems, Inc. will release Jon Glanz of any claims it may have arising from its Lease with Jon Glanz as of the date of this contract and any claims arising under the amended lease for unpaid operating expenses or unpaid startup costs between the date of this Agreement and the aforesaid acquisition.

                              Sincerely,



                              Francis P. Dicello

Enclosure


By:  /s/ Mark Cordover
     ----------------------------------
     Mark Cordover, President
     MAC Investment Corp., Gen. Partner
     300 4th Street Limited Partnership

YURIE SYSTEMS, INC.


By:   [SIGNATURE APPEARS HERE]
     ----------------------------------